UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934

Filed by the Registrant [  ]

Filed by a Party Other than the Registrant [X]

Check the Appropriate Box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[X] Soliciting Material under § 240.14a–12

180 DEGREE CAPITAL CORP.
(Name of registrant as specified in its charter)

MARLTON PARTNERS, L.P.
MARLTON, LLC
JAMES C. ELBAOR
AARON T. MORRIS
ANDREW M. GREENBERG
GABRIEL D. GLIKSBERG
ATG FUND II LLC
ATG CAPITAL MANAGEMENT, LLC

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[  ] Fee paid previously with preliminary materials.
[  ] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Marlton Partners, L.P., together with the other participants named herein (collectively, "Marlton"), intends to file with the Securities and Exchange Commission a preliminary proxy statement and an accompanying proxy card to be used to solicit votes for the election of its slate of director nominees at the upcoming special meeting for the election of directors of 180 Degree Capital Corp., a New York corporation (the "Issuer") to be held on September 15, 2025.

On July 1, 2025, Marlton and its affiliates issued the following press release and public letter to shareholders:

Marlton Partners Nominates Four Highly Qualified Director Candidates For Election To 180 Degree Capital Board of Directors At Upcoming Special Meeting

Opportunity to Restore Basic Shareholder Rights and Recalibrate Direction of The Company

Fresh and Independent Boardroom Perspective Needed to Return TURN's Focus Towards Creating Value for Shareholders

Chicago, July 1, 2025 -- Marlton Partners L.P., (together with its affiliates and group members, "Marlton" or "we"), beneficial owners of approximately 5.2% of the outstanding stock of 180 Degree Capital Corp. (NASDAQ: TURN) (the "Company"), today announced that it has nominated four highly-qualified and independent director candidates – James C. Elbaor, Gabriel (Gabi) Gliksberg, Aaron Morris, and Andrew (Andy) Greenberg - for election to the TURN Board of Directors (the "Board") at the upcoming special meeting to elect directors ("the Special Meeting"), scheduled for September 15, 2025.

This Special Meeting was called pursuant to Marlton's formal demand delivered on June 17, 2025, in response to TURN's failure to convene an annual shareholder meeting since April 2024 — a clear violation of both its own bylaws and New York corporate law.

As announced by the Company on June 27, after receiving Marlton's demand, the TURN Board specifically requested that the meeting be scheduled for September 15, 2025 to align with its regulatory timeline for the proposed sale of TURN to Mount Logan Capital Inc. (Cboe Canada: MLC)("Mount Logan"). Marlton agreed to this revised date in good faith in order to facilitate orderly and expedient shareholder voting processes, both on the Mount Logan transaction and on the composition of the Board.1

James Elbaor, President & Managing Partner of Marlton Partners, commented:

"The upcoming Special Meeting, which is the direct result of the shareholder demand we delivered to the Company to preserve shareholder rights, is a long overdue opportunity for TURN shareholders to cast their vote on the composition of the Board. More than that, it is a chance to truly realign the Company's direction with shareholder interests by electing a board that is seriously committed to maximizing value.

TURN's underperformance since Kevin Rendino became Chairman and CEO in 2017 speaks for itself. Beyond disappointing returns, the Board's actions — or lack thereof — reflect a troubling pattern of shareholder neglect.

Specifically, over the past year alone, these actions include:

o	Failing to hold a required annual meeting[2];
o
Rejecting constructive, shareholder-friendly proposals, including failing to engage with Source Capital around its January 24, 2025 offer at 101% of TURN NAV, and all other current and potential buyers[3];

o	Proposing a no-premium sale of the Company that eliminates shareholder protections[4]; and
o	Spending over $6 million of shareholder capital in deal-related expenses and additional management "retention bonuses" over a prolonged process[5].

Our intention has remained consistent since first engaging with TURN over one year ago – to instill strong governance and to allow for shareholders to have their rightful say on the future direction of the Company. Our goal is simple, yet critical: to restore TURN's credibility, narrow the NAV discount, and ensure that shareholder capital is respected, not squandered.

These nominees, with the addition of Andy Greenberg to our slate, will help achieve that goal. Andy's more than two decades of special situation investing and experience managing institutional capital position him to bring a disciplined, shareholder-focused perspective that supplements the skills and focus of our original three nominees. Together, our four highly qualified and motivated director nominees – James Elbaor, Gabi Gliksberg, Aaron Morris and Andy Greenberg – bring deep investment, governance and fiduciary experience, and are aligned with you as investors. Our nominees are committed to resolutely upholding fiduciary duties, consistently acting with credibility and transparency, and ensuring the voices of all shareholders are finally heard as part of properly overseeing and maximizing the value of TURN.

TURN shareholders deserve a board that works for them, the true owners of the Company. On September 15, as a result of our shareholder demand and this nomination, TURN's shareholders will finally be able to exercise their right to vote on the Company's future direction and leadership."

The Marlton Nominees comprise:

•
James C. Elbaor – President & Managing Partner at Marlton Partners: James Elbaor has held the position of President and Managing Partner at Marlton Partners, an investment manager with a proven track record of success in investing in closed-end funds, since January of 2020. Previously, his principal occupation was that of a private investor. In these roles, Elbaor has gained substantial experience investing in and evaluating the management of closed end vehicles, providing a unique perspective and relevant expertise to help drive value at TURN. Further, Elbaor’s substantial experience in finance, accounting and investment, gained through his management and oversight of multiple private fund investments, would make him a valuable addition to the Board. Elbaor received an MBA from Columbia Business School in May 2016 and a BA in Philosophy and Chemistry from New York University in May 2008.

•
Gabriel (Gabi) D. Gliksberg – Founder & Managing Member at ATG Capital Management, LLC: Gabi Gliksberg has held the position of Managing Member at ATG Capital Management, LLC, an investment management company, since November of 2020. Gliksberg served on the Board of Directors of Tortoise Energy Independence Fund Inc. (NYSE: NDP), where he served on the Audit and Valuation, Nominating and Governance, and Compliance committees. The directorship was completed when the closed end fund converted into an ETF. Gliksberg’s finance, accounting, and investment expertise, experience managing multiple private and public operating companies and investment funds, as well as his experience serving on the boards of public and private companies would provide needed insights and direction to the Board. He received a Bachelor’s Degree in Business Administration with a major in Finance from Washington University in St. Louis in May 2010.

•
Andrew (Andy) M. Greenberg – Managing Partner at Saker Management, LP: Andy Greenberg brings over 20 years of event-driven investment experience, most recently serving as Founder and Managing Partner of Saker Management LP, an investment manager focused on a fundamental-based approach to event-driven investing, particularly in special situations and equity capital markets. Earlier in his career, Greenberg held several leadership roles at Citadel Investment Group, including Head of U.S. Event-Driven Investing and Co-Head of Global Event-Driven Investing from 1996 to 2005, and led Deephaven Capital Management’s event-driven strategy from 2006 to 2007. Greenberg’s extensive experience in special situation investing, his deep expertise in capital markets, corporate finance and public company governance, combined with decades of experience managing institutional and personal capital position him to bring a disciplined, shareholder-focused perspective to the Board. Greenberg began his career in the Fixed Income Division at Goldman Sachs. Greenberg received an MBA from the University of Chicago and a BA from the University of Michigan.

•
Aaron T. Morris – Co-Founder & Partner at Morris Kandinov LLP: Aaron Morris has served as Co-Founder and Partner at Morris Kandinov LLP, which represents retail and institutional investors in litigation, since January 2019. Previously, Morris was an attorney at Skadden, Arps, Slate, Meagher & Flom LLP between October 2012 and January 2019. Morris currently serves as Vice President of the Vermont Chapter of the Federal Bar Association. Bringing more than 13 years of legal and regulatory expertise, specifically around closed-end fund management and corporate activism, including corporate governance and related litigation, Aaron would be a valuable addition to a reconstituted board as it continues to execute on the Company’s investment strategy and shareholder engagement. He received his Juris Doctorate from Boston College Law School in May 2012 and a Bachelor’s Degree in Economics from Indiana University Indianapolis in May 2009.

The full nomination materials and biographies of the proposed directors will be included in a definitive proxy statement, to be filed with the Securities and Exchange Commission in due course.
About Marlton Partners L.P.
Marlton Partners L.P. is a Chicago-based, privately held investment firm led by James C. Elbaor. The firm has a proven track record of success in investing in closed-end funds and acquires significant ownership positions in other assets where it believes long-term value can be enhanced through active ownership. Mr. Elbaor holds a B.A. from New York University and an M.B.A. from Columbia University. For more information about Marlton Partners L.P., please visit https://MarltonLLC.com.
DISCLAIMER
This material does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. In addition, the discussions and opinions in this press release and the material contained herein are for general information only, and are not intended to provide investment advice. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are "forward-looking statements," which are not guarantees of future performance or results, and the words "may," "might," "could," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of these terms and other comparable terminology are generally intended to identify forward-looking statements. Any such forward-looking statements contained herein are based on current assumptions, estimates and expectations, but are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that may cause actual results to differ materially from expectations. Any forward-looking statements should be considered in light of those risk factors. The Participants (as defined below) caution readers not to rely on any such forward-looking statements, which speak only as of the date they are made. Certain information included in this press release is based on data obtained from sources considered to be reliable. No representation is made with respect to the accuracy or completeness of such data, and any analyses provided to assist the recipient of this press release in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and should not be relied upon as an accurate prediction of future results. Any figures are unaudited estimates and subject to revision without notice. The Participants disclaim any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Marlton Partners L.P., a Delaware limited partnership ("Marlton Partners"), together with the other Participants named herein, intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2025 annual meeting of shareholders of 180 Degree Capital Corporation, a New York corporation (the "Company").

THE PARTICIPANTS STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are expected to be Marlton Partners, Marlton, LLC, James C. Elbaor, Aaron T. Morris, Gabriel D. Gliksberg, ATG Fund II, LLC, ATG Capital Management, LLC, and Andrew M. Greenberg (collectively, the "Participants").

As of the date hereof, Marlton Partners is the beneficial owner of 168,685 shares of common stock, par value $0.03, of the Company (the "Common Shares"). Marlton, LLC, a Delaware limited liability company ("Marlton") is the investment manager of Marlton Partners and, by virtue of that relationship, may be deemed to beneficially own the 168,685 Common Shares beneficially owned by Marlton Partners. Mr. Elbaor is the President of Marlton and, by virtue of that relationship, may be deemed to beneficially own the 168,685 Common Shares beneficially owned directly by Marlton. ATG Fund II LLC, a Delaware limited liability company ("ATG Fund II") is the beneficial owner of 300,004 Common Shares. ATG Capital Management, LLC, a Delaware limited liability company ("ATG Management"), is the managing member of ATG Fund II and, by virtue of that relationship, may be deemed to beneficially own the 300,004 Common Shares beneficially owned by ATG Fund II. Mr. Gliksberg is the managing member of ATG Management and, by virtue of that relationship, may be deemed to beneficially own the 300,004 Common Shares beneficially owned by ATG Management. As of the date hereof, Mr. Gliksberg is the beneficial owner of 49,542 Common Shares. As of the date hereof, Mr. Morris is the beneficial owner of 10,670 Common Shares. As of the date hereof, Mr. Greenberg does beneficially not own any Common Shares. As of the date hereof, the Participants may be deemed to collectively beneficially own 528,901 Common Shares.

Media Contact:
ASC Advisors
Taylor Ingraham (203 992 1230)
tingraham@ascadvisors.com

Investors Contact:
James C. Elbaor (214-405-4141)
James@marltonllc.com

Item 2: Also on July 1, 2025, Marlton and its affiliates and certain other participants published certain materials on X.com, which are attached hereto in Exhibit 99.1 and incorporated by reference.

1 June 27, 2025 press release: 180 Degree Capital Corp. Amends Election of Director Special Meeting Date Pursuant to Shareholder Demand Under New York Business Law
2 June 17, 2025 press release: Marlton Partners Delivers Demand that 180 Degree Capital Corp Calls Special Meeting for the Election of Directors
3 January 27, 2025 press release: Marlton Partners Comments on Source Capital Proposal to Merge with 180 Degree Capital Corporation
4 TURN Preliminary Proxy Statement (Schedule 14A), filed June 27, 2025 "After Deregistration, 180 Degree Capital would no longer be subject to the foregoing regulation (1940 Act), all of which is designed to protect the interests of shareholders." - 180 Degree Capital Corp.
5 TURN Preliminary Proxy Statement (Schedule 14A), filed June 27, 2025